Exhibit 99.1
EDUCATION REALTY TRUST TERMINATES LEASE
WITH PLACE PROPERTIES, INC.
- Company to Benefit from Managing Thirteen Additional Properties -
MEMPHIS, Tenn., February 6, 2008 (PRIME NEWSWIRE) — Education Realty Trust, Inc. (NYSE:EDR) today announced that it has negotiated an early termination of the lease with Place Properties, Inc. (“Place”) for the portfolio of 13 properties owned by EDR. Place has leased the properties from the Company since January 2006. As a result of Place’s action, Allen & O’Hara Education Services, Inc., the property management subsidiary of EDR, began managing the properties on February 1, 2008.
The portfolio of properties includes:

Property	Location	Beds	Year Built
Clayton Place	Clayton College & State Univ.	854	1999
Berkeley Place	Clemson University	480	1999
Clemson Place	Clemson University	288	1998
Statesboro Place	Georgia Southern University	528	1999
Jacksonville Place	Jacksonville State University	504	2000
Macon Place	Macon State College	336	1999
Murray Place	Murray State University	408	2000
Cape Place	Southwest Missouri State Univ.	360	2000
Carrollton Place	State University of West Georgia	336	1998
River Place	State University of West Georgia	504	2000
Troy Place	Troy State University	408	2000
Martin Place	University of Tennessee-Martin	384	2000
Western Place	Western Kentucky University	504	2000
Paul Bower, Chairman, President and CEO commented, “We believe the early termination of the lease will enable the Company to more strategically manage the Place properties and will ultimately allow our shareholders to more fully participate in the upside of owning these assets. We believe that the transition to our management platform will provide an enhanced campus living experience for the student residents, and we believe a better economic performance from these properties. These are sound properties. However, Place has concluded that it would be more beneficial for them to focus their attention on other aspects of their business. We believe we can mitigate some of the transition risk, as we currently own and manage properties at Clemson, Georgia Southern and Western Kentucky, which gives us a working knowledge of three of the 11 markets. While this transition will require changes in the operating processes at the property-level to meet our standards, and a modest amount of additional staffing at the corporate-level to oversee property operations, the end result is expected to be improved net operating income from revenue growth and greater cost control. Although improved results may not be visible for two or more academic year leasing cycles, we are confident that our early planning and deliberate approach to handling this event will create long-term value for our shareholders.”

Under the termination agreement, EDR will receive a one-time payment totaling $5.8 million, which will be recognized in the first quarter of 2008. The Company will begin recognizing the actual net operating income of the properties, effective February 1, 2008. The financial impact of the change will be addressed when the Company discusses its results for the fourth quarter and full year ended 2007 on February 27, 2008.
About Education Realty Trust
Education Realty Trust, Inc. (NYSE:EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the U.S. Led by a team with more than 200 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 40,756 beds at 67 communities in 21 states. For more information please visit the company’s Web site at www.educationrealty.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Moreover, there is a risk that the transition of the Place properties to our management platform may result in increased operating costs in the short run and that the transition may result in loss of some residents, which could adversely impact our revenue. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Contact:
Brad Cohen or Bartley Parker, CFA
ICR, LLC
203-682-8211 or 203-682-8250
bcohen@icrinc.com or bparker@icrinc.com.